Termination of Certain Provisions of Share Purchase Agreement

This Termination of Certain Provisions of Share Purchase Agreement (this “Agreement”) is made as of November 28, 2016 (the “Effective Date”), by and between VPR Brands, LP, a Delaware limited partnership, (previously known as Soleil Capital L.P, the “Company”) and Kevin Frija, a natural person (the “Purchaser”).

WHEREAS, the Company and Purchaser are parties to that certain Share Purchase Agreement, dated as of May 29, 2015 (as attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 9, 2015, the “SPA”); and

WHEREAS, the parties hereto now desire to terminate certain provisions of the SPA effective as of the Effective Date;

NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser hereby agree as follows:

1.	Termination of Remaining Options under SPA. Effective as of the Effective Date, to the extent not already completed, the options, rights and obligations of the parties to the SPA (collectively, the “Parties” and each individually a “Party”) as set forth in Section 2 and Section 3 of the SPA are hereby terminated and of no further force, effect or applicability. To the extent not terminated herein, the SPA shall remain in full force and effect.

2.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

(a)	Organization and Qualification. The Company is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of its formation and the Company is qualified to do business in each jurisdiction in which qualification is required, except where the failure to so qualify would not individually or in the aggregate have a Material Adverse Effect on the Company.

(b)	Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to carry on its business as presently conducted and enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Company and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties. No consent, approval, authorization or other order of or registration, qualification, designation, declaration or filing with any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance of this Agreement or the consummation by the Company of the transactions contemplated hereby. Assuming the valid execution hereof by the Purchaser, this Agreement will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is in a proceeding in equity or at law).

3.	Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that Purchaser is a natural person.

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4.	Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so received and shall be delivered as addressed as follows:

if to the Company, to:

VPR Brands, LP

4401 NW 167th Street

Miami, Florida 33055

if to Purchaser, to:

Kevin Frija

4401 NW 167th Street

Miami, Florida 33055

5.	Changes and Defined Terms. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Defined terms used herein without definition shall have the meaning given in the SPA.

6.	Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

7.	Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflicts of law principles and the federal law of the United States of America.

9.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

VPR Brands, LP

By:	/s/ Kevin Frija
Name:	Kevin Frija
Title:	Chief Executive Officer

PURCHASER:

Kevin Frija

By:	/s/ Kevin Frija
Name:	Kevin Frija

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